EXHIBIT 10.35

                           ADDENDUM TO LEASE AGREEMENT
                                      WITH
                      PACIFIC COAST TECHNOLOGIES, INC. 1993
                                  1995 ADDENDUM

     THIS ADDENDUM is made as of this date as an addendum to the 1993 Lease, as defined herein, and this Addendum is made by and among the PORT OF CHELAN COUNTY, a Washington municipal corporation ("Landlord") and PCT HOLDINGS, INC. ("PCT") and PACIFIC COAST TECHNOLOGIES, INC., a Washington corporation ("Pacific Coast"), PCT and PACIFIC COAST are sometimes collectively referred to herein as the "Tenant." This Addendum is referred to herein as "1995 Addendum."

                                    RECITALS

     A. The documents set forth below are collectively referred to in this 1995 Addendum as the "1993 Lease":

          (i) Pacific Coast and Landlord, on February 1, 1993, entered into a "Lease Agreement Pacific Coast Technologies, Inc. 1993" for a lease of land and a building to be constructed on that land ("PCT Building #1"), for a term of ten (10) years commencing October 1, 1993 (sometimes referred to herein as the "Pacific Coast Lease");

          (ii) Tenant and Landlord, on April 22, 1993, entered into an "Addendum to Lease Agreement with Pacific Coast Technologies, Inc. 1993" amending the Pacific Coast Lease; and

          (iii) Tenant and Landlord, on May 11, 1995, executed an Amendment to "Lease Agreement Pacific Coast Technologies, Inc. 1993 (1994 Amendment)," again amending the Pacific Coast Lease.

     B. Tenant desires to lease a new multi-purpose 7,500 square foot facility ("Addition") to be constructed at the north end of PCT Building #1 on Landlord's property described on attached Exhibit "A," which is incorporated herein by this reference (the "1995 Leased Property"). Landlord has agreed to construct the Addition and lease it and the 1995 Leased Property to Tenant provided the terms of the 1993 Lease are amended as necessary to reflect addition of the 1995 Leased Property, the construction of the Addition, and the payment of additional rent, as well as other provisions related to the Addition.

     C. The parties now wish to amend certain provisions of the 1993 Lease to ensure the lease provisions as to the term and renewal options of the 1993 Lease will be consistent and run concurrently with the term and renewal options for the lease of the Addition, make
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certain other revisions as set forth below, and provide for those terms applicable to the Tenant's lease of the Addition.

                                    AGREEMENT

     In consideration of the mutual covenants, promises and the consideration set forth herein, the parties agree as follows:

     1. Construction of Addition. Landlord shall construct the Addition, at the north end of PCT Building #1 on the 1995 Leased Premises. The Addition shall be constructed pursuant to the plans and specifications for the Addition previously approved by Tenant, and which were the basis for the bid awarded by Landlord at a meeting of Landlord's Board on September 8, 1995. Such plans and specifications were approved by Tenant prior to the bid award.

     All work provided and called for by the plans and specifications shall be done in a good and workmanlike manner and in compliance with all applicable laws, ordinances, regulations or requirements of governmental authority, Landlord's protective covenants, and the reasonable requirements of the insurers of the Addition.

     2. Possession. The parties anticipate the Addition will be completed by December 1, 1995. On substantial completion of the Addition, Tenant shall assume possession of the Addition pursuant to the terms of this 1995 Addendum and the 1993 Lease. The substantial completion date shall be the "Commencement Date" for the purposes of this 1995 Addendum.

     3. Incorporation of 1993 Lease. The 1993 Lease is hereby amended, effective upon the Commencement Date, to include the 1995 Leased Property and the Addition as part of the "Property," "Leased Premises" or "Premises," as those terms are defined in the 1993 Lease. From and after the Commencement Date, the Tenant's occupancy of, and rights and obligations regarding the Addition and the 1995 Leased Premises, including, without limitation, the initial and renewal term provisions, shall in all respects and for all purposes be subject to the terms and conditions of the 1993 Lease and all the provisions of the 1993 Lease are incorporated herein by reference, except as specifically modified, amended, or as is otherwise provided in this 1995 Addendum. Provisions of the 1993 Lease which by the context in which those provisions are used clearly apply solely to PCT Building #1, shall not apply to the 1995 Leased Property and the Addition.

     4. Term of Lease and Renewal. In the Pacific Coast Lease, the first paragraph of Section 2 "TERM OF LEASE" is amended so that the initial term of the 1993 Lease and therefore of this 1995 Addendum, shall be for a period ending November 30, 2005, or ten (10) years after the Commencement Date, whichever is later.
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     5. Payment of Rent. During the initial lease term and any renewal term,
Tenant shall pay Landlord monthly rental for the 1995 Property and the Addition in the amount determined as set out below in Paragraph 6 ("Base Rent"), adjusted as set forth in Paragraph 7 below for the first and subsequent years, payable in lawful money of the United States. Rent shall be paid in advance on the first day of each month of the lease term and any renewals thereof.

     6. Base Rent. The actual Base Rent amount will be determined when the Cost of Construction, as defined below, of the Addition is fixed, and shall be the amount determined by the following procedure:

          6.1 The monthly payment amount necessary to amortize the Cost of Construction of the Addition, as defined below, excluding sales taxes, over thirty (30) years with interest at seven percent (7%) per annum shall be determined.

          6.2 The monthly payment amount necessary to amortize the amount of sales taxes payable for the construction of the Addition over ten (10) years with interest at seven percent (7%) per annum shall be determined

          6.3 The sum of the two monthly payment amounts determined pursuant to Paragraphs 6.1 and 6.2 above shall be the Base Rent; provided that if the payment of sales taxes for the construction of the Addition is deferred or waived, the determination of Base Rent shall, during any period of deferral or during the entire Lease if the sales tax is waived, exclude the amount necessary to amortize the sales tax from the calculation so that during any period of deferral or during the entire lease if the sales tax is waived, Base Rent shall be the amount set out in Paragraph 6.1, subject to adjustment as hereafter set forth.

     7. Adjustment to Base Rent. The provisions of Paragraph 4 of the 1993 Lease regarding the rent payable as calculated in the Pacific Coast Lease is applicable only to the rent payable for the Property other than the 1995 Leased Property and Addition. Paragraph 4.6 of the Pacific Coast Lease captioned "Consumer Price Index" shall apply to the rent due for all the Property, including the 1995 Leased Property and the Addition so that the Base Rent for the 1995 Leased Property and the Addition shall also be adjusted by the formula in Paragraph 4.6 of the 1993 Lease. Provided that for the CPI adjustment set forth under Paragraph 4.6.1 relative to the rent amount established by this 1995 Addendum, the reference month and year in the denominator shall be December, 1995, utilizing, therefore the semi-annual data for the half year ending December, 1995 as that consumer price index is applied to the calculation of rent adjustments for the rent established in this 1995 Addendum, and the term "Adjusted Base Rent" shall refer to "Base Rent" established pursuant to Paragraph 6 above when determining rental adjustments for this 1995 Addendum.
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     8. Deposit. Landlord reserves the right upon thirty (30) calendar days advance written notice to require Tenant to make a security deposit in the amount of Forty Thousand Dollars ($40,000), in the form of a bond or other deposit acceptable to Landlord to be held by Landlord as security for the full and faithful performance by Tenant of each and every term, covenant and condition of this 1995 Addendum.

     If Tenant Breaches any of the terms of this 1995 Addendum or the 1993 Lease, including the obligation to pay Rent, Landlord may, at Landlord's option, make demand upon such security and apply the proceeds thereof to cure the breach. The deposits set forth in this section are in addition to and not in place of any other deposits called for in the 1993 Lease.

     9. Leasehold Tax. In addition to Rent, Tenant shall pay to the Landlord such sums as may be required by law for payment of leasehold or other tenant tax as required by the State of Washington or other governmental entity, as such laws now exist or as they hereafter may be amended (such leasehold tax currently being 12.84%). If leasehold tax is increased or decreased, the total amount payable for Rent plus leasehold tax shall increase or decrease, but the amount of Rent shall not be changed.

     10. Full Utilization of Facilities. The following language shall be added to the 1993 Lease:

     The parties recognize that Tenant may not always be in a position to fully utilize all facilities located on the Leased Premises and Landlord deems full occupancy to be most appropriate. Since Landlord is commonly made aware of businesses needing space, both short and long term, the parties will seek to identify any space leased by Tenant from Landlord that is not fully utilized ("excess space"). If such excess space is identified, the parties will agree on a period for which such excess space may be rented consistent with Tenant's requirements. When this has been agreed in writing, Landlord shall have the discretion to locate a renter and rent the excess space for a rate and on terms determined by Landlord. Any rents derived from such rentals shall be credited to the Tenant's account under the 1993 Lease. Tenant shall remain fully liable for the rental of excess space as stated therein. All renters shall be regarded solely as temporary occupants of excess space for the agreed period subject to notice requirements consistent with the rental periods allowed by the parties' agreement.

     11. Cost of Construction. For purposes of this 1995 Addendum, "Cost of Construction" means the value of the 1995 Leased Property at Three Dollars ($3) per square foot, totalling Eighty-One Thousand One Hundred Fifty Dollars ($81,150), and all actual costs for constructing the addition and improving the 1995 Leased Property, consistent with the plans and specifications, and, in addition, includes engineering, accounting, legal
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expenses, costs of financing, and miscellaneous expenses that may be incurred as part of the construction process.

     12. Ratification. All the remaining terms and provisions of the 1993 Lease are incorporated herein by this reference and are binding and effective as set forth therein except as a provision might be modified or affected by the extension of the end of the initial term from July 31, 2003, or as a provision is otherwise amended or clearly not applicable to this 1995 Addendum. The changes and increases in rent as set out in the 1993 Lease shall occur at the time those changes are set to occur in the 1993 Lease, and continue through the end of the initial term and any renewal terms, unaffected by the Lease extension set forth in Paragraph 4 above except as to the end of the lease term.

     13. Controlling Agreement. The terms set forth herein shall control concerning the construction of the Addition.


     DATED this 19 day of September , 1995.



LANDLORD:                          TENANT:

PORT OF CHELAN COUNTY              PACIFIC COAST TECHNOLOGIES, INC.


By: /s/ MARK URDAHL                By:  /s/ DONALD A. WRIGHT
    ---------------------------         ---------------------------
        MARK URDAHL                         DONALD WRIGHT
        Manager                             President



                                   PCT HOLDINGS, INC.


                                   By: /s/ D.A. WRIGHT
                                       ----------------------------
                                   Name: Don A. Wright
                                         --------------------------
                                         Title: President
                                                -------------------

STATE OF WASHINGTON          )
                             ) ss.
County of Chelan             )

     I certify that I know or have satisfactory evidence that MARK URDAHL is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the Manager of Port of Chelan County to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

     Dated this 19 day of September, 1995.


                                   Dayle S. Rushing

                                   /s/ DAYLE S. RUSHING
                                   ---------------------------------------------
                                                                  (printed name)
                                   NOTARY PUBLIC, State of Washington
                                   My appointment expires    3-3-97
                                                           ---------

STATE OF WASHINGTON          )
                             ) ss.
County of Chelan             )

     I certify that I know or have satisfactory evidence that DONALD WRIGHT is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the President of Pacific Coast Technologies, Inc. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

     DATED this 19 day of September, 1995.


                                   /s/ DAYLE S. RUSHING
                                   ---------------------------------------------
                                                                  (printed name)
                                   NOTARY PUBLIC, State of Washington
                                   My appointment expires    3-3-97
                                                           ----------

STATE OF WASHINGTON           )
                              )ss.
County of Chelan              )

     I certify that I know or have satisfactory evidence that DON WRIGHT is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the ______________ of PCT Holdings, Inc. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

     DATED this 19 day of September, 1995.


                                   Dayle S. Rushing

                                   /s/ DAYLE S. RUSHING
                                   ---------------------------------------------
                                                                  (printed name)
                                   NOTARY PUBLIC, State of Washington
                                   My appointment expires
                                                           ---------